UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2005

Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

2584 Junction Avenue, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 919-1500

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

Bookham, Inc. (the “Registrant”) has been advised by the staff of The Nasdaq Stock Market that in its judgment the Registrant’s 2004 Stock Incentive Plan (the “Plan”) had been adopted without obtaining the stockholder approval required by Nasdaq Marketplace Rule 4350(i)(1)(A). The Plan was adopted in good faith in connection with the Registrant’s reincorporation as a U.S. company pursuant to a Scheme of Arrangement under UK law by its then stockholders, but was not separately submitted to the public shareholders of Bookham plc because the U.S. and U.K. entities were separately owned immediately prior to the Scheme of Arrangement. While the Registrant believes that adoption of the Plan in connection with the Scheme was permissible and consistent with its disclosures to Nasdaq at the time, the Registrant has agreed with the staff that it will undertake certain actions in order to address the staff’s concerns. The staff confirmed in its notice to the Registrant dated June 21, 2005 that the Registrant has provided a definitive plan evidencing its ability to achieve compliance with the Nasdaq Marketplace Rules and has granted the Registrant an extension of time to regain compliance with the Rules. Towards that end, the Registrant has undertaken to Nasdaq that it will:

•	Seek stockholder approval of the Plan at its Annual Meeting for the fiscal year ended July 2, 2005, which such meeting shall occur on or before October 31, 2005.

•	Any further grant of options under the Plan shall be subject to stockholder approval of the Plan, and no shares of restricted stock or similar equity incentive shall be issued under the Plan until stockholder approval.

•	With respect to shares of restricted stock granted under the Plan, pursuant to the authority set forth in Section 11(g) of the Plan, not remove any restrictions on such shares until the Plan has been approved by the Registrant’s stockholders.

•	With respect to options granted under the Plan, pursuant to the authority set forth in Section 11(g) of the Plan, not deliver any shares of common stock upon exercise of such options until the Plan has been approved by the Registrant’s stockholders.

•	In the event that the Registrant’s stockholders fail to approve the Plan, cancel outstanding grants of restricted stock and undertake to rescind outstanding options either in substitution for equity incentives approved by the Registrant’s stockholders, or other incentive compensation.

As part of the stockholder approval process, the Registrant also intends to submit the Registrant’s 2004 Employee Stock Purchase Plan and 2004 Sharesave Scheme to its stockholders for approval. No offerings have commenced under either such plan.

The Registrant hereby disclaims any duty to update this Current Report on Form 8-K for the purpose of disclosing any action the Registrant takes after the date of the filing of this Report in order to bring the Plan in compliance with the Nasdaq Marketplace Rules.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.

Date: June 21, 2005	By:	/s/ Stephen Abely

Stephen Abely
Chief Financial Officer